EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of 18 U.S.C. Section 1350, in his capacity as an officer of Omega Flex, Inc. (the “Company”), that, to his knowledge:

(a) the Annual Report on Form 10-K of the Company for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2008

/s/ Kevin R. Hoben______________________

Kevin R. Hoben

Chief Executive Officer

/s/ E. Lynn Wilkinson_____________________

E. Lynn Wilkinson

Chief Financial Officer

/s/ Paul J. Kane	_____________________

Paul J. Kane

Principal Accounting Officer

This certification is not deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

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